As filed with the Securities and Exchange Commission on November 10, 1997

                                         Registration No. _______________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                            REINHOLD INDUSTRIES, INC.
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             (Exact name of registrant as specified in its charter)

   Delaware                                               13-2596288
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(State or other jurisdiction                             (I.R.S. Employer
   of incorporation)                                      Indentification No.)

12827 East Imperial Hwy, Santa Fe Springs, CA             90670
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(Address of principal executive offices)                 (Zip code)

                            REINHOLD INDUSTRIES, INC.
                              STOCK INCENTIVE PLAN
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                            (Full title of the plan)

                                Brett R. Meinsen
                     Vice President, Secretary and Treasurer
                            Reinhold Industries, Inc.
                             12827 East Imperial Hwy
                           Santa Fe Springs, CA 90670
                                (562) 944 - 3281
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            (Name, address, and telephone number of agent for service

                         CALCULATION OF REGISTRATION FEE
================================================================================
                                          Proposed    Proposed
                                          maximum     maximum
                            Amount        offering    aggregate     Amount of
Title of securities         to be         price per   offering      registration
to be registered            registered    share (1)   price (1)     fee
--------------------------------------------------------------------------------
Class A Common Stock,       100,000
 $.01 par value per share   shares        $10.00      $1,000,000      $303.03
--------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating registration fee on the basis of the average of the bid ($10.00) and asked ($10.00) price paid for a share of Reinhold Class A Common Stock on November 7, 1997 as reported on the NASD OTC Bulletin Board.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     INCORPORATION OF DOCUMENTS BY REFERENCE

         The  following  documents,  which are on file with the  Securities  and
Exchange  Commission,   are  incorporated  in  this  Registration  Statement  by
reference:

         a. The Reinhold Industries, Inc. (the "Company") Annual Report on Form 10-KSB, as amended, for the year ended December 31, 1996, filed with the Commission on March 20, 1997.

         b. The Company's Quarterly Reports on Form 10-QSB for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997, filed pursuant to Section 13 of the Securities Exchange Act of 1934 (the "Exchange Act").

         c.   The  description  of the  Company's  Capital  Stock  contained  in
              Article IV of the Company's Amended and Restated Certificate of Incorporation filed with the Commission on June 28, 1996 as part of the Company's 8-K, Exhibit 99(a), Exhibit A to the Keene Corporation Fourth Amended Plan of Reorganization, together with all amendments or reports filed for the purpose of updating such description to the extent of such updating.


               All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities hereby offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the respective dates of filing of such reports and documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a Statement contained herein or in any other subsequently filed document which also is incorporated or is deemed to be incorporated by reference herein modified or superseded such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.     DESCRIPTION OF SECURITIES

         Not Applicable.

Item 5.       INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not Applicable.

Item 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Article VII of the Company's Amended and Restated Certificate of Incorporation provides as follows:

                                   ARTICLE VII

         1. The Corporation shall indemnify to the fullest extent permitted under and in accordance with the laws of the State of Delaware any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director, officer, employee or agent of or in any other capacity with another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         2. Expenses (including attorneys' fees) incurred in defending any civil, criminal, administrative or investigative action, suit or proceeding shall (in the case of any action, suit or proceeding against a director of the Corporation) or may (in the case of any action, suit or proceeding against an officer, trustee, employee or agent) be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board upon receipt of an undertaking by or on behalf of the indemnified person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this paragraph.

         3. The indemnification, advancement of expenses and other rights set forth in this Paragraph shall not be exclusive of any provisions with respect thereto in the by-laws or any other contract or agreement between the Corporation and any officer, director, employee or agent of the Corporation.

         4. Neither the amendment nor repeal of this Article VII, subparagraphs 1, 2 or 3, nor the adoption of any provision of this Certificate of Incorporation inconsistent with Article VII, subparagraphs 1, 2 or 3, shall eliminate or reduce the effect of this Article VII, subparagraphs 1, 2 and 3, in respect of any matter occurring before such amendment, repeal or adoption of an inconsistent provision or in respect of any cause of action, suit or claim relating to any such matter which would have given rise to a right of indemnification or right to receive expenses pursuant to this Article VII, subparagraphs 1, 2 or 3, if such provision had not been so amended or repealed or if a provision inconsistent therewith had not been so adopted.

         5. No director shall be personally liable to the Corporation or any stockholder for monetary damages for breach of fiduciary duty as a director, except for any matter in respect of which such director (A) shall be liable under Section 174 of the DGCL or any amendment thereto or successor provision thereto, or (B) shall be liable by reason that, in addition to any and all other requirements for liability, he: (i) shall have breached his duty of loyalty to the Corporation or its stockholders; (ii) shall not have acted in good faith or, in failing to act, shall not have acted in good faith; (iii) shall have acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law; or (iv) shall have derived an improper personal benefit.

         If the Delaware General Corporation Law is amended after the date of incorporation of the Corporation to authorize corporation action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

         6. This Certificate of Merger shall be effective on or such date as the Order herein above referred to shall provide.


         The Company currently maintains policies of insurance under which the directors and officers of the Company are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been such directors or officers.



Item 7.     EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.

Item 8.     EXHIBITS

         See Exhibit Index.

Item 9.     UNDERTAKINGS

         The Company hereby undertakes:

         (1) To file during any period in which offers or sales are being made, post-effective amendment(s) to this Registration Statement:

              (i) To  include  any  prospectus  required  by  Section  10 (a)(3)
                  of the  Securities  Act of 1933 (the "Securities Act");

              (ii)To  reflect  in the  prospectus  any facts or  events  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the Registration Statement;

              (iii)To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrants annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as the indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company for expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such a director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto to duly authorized, in the City of Santa Fe Springs, State of California on November 10, 1997.

                                   REINHOLD INDUSTRIES, INC.

                                   By: /s/  Brett R. Meinsen
                                       Brett R. Meinsen
                                       Vice President-Finance and Administration
                                       Treasurer and Secretary
                                       (Chief Financial Officer)

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and power of attorney have been signed by the following persons in the capacities and in the dates indicated.

         By his signature, each of the following persons authorizes Brett R. Meinsen and Michael T. Furry or any of them, with full power of substitution, to execute in his name and on his behalf, and to file any amendments (including, without limitation, post-effective amendments) to this Registration Statement necessary or advisable in the opinion of any of them to enable the Company to comply with the Securities Act, and any rules, regulations and requirements of the Commission thereunder, in connection with the registration of the additional securities which are the subject of this Registration Statement.

Date:         November 10, 1997                         /s/  Michael T. Furry
                                                       -------------------------
                                                       Michael T. Furry
                                                       President and Director
                                                       Chief Executive Officer

Date:         November 10, 1997                         /s/  Lawrence H. Diamond
                                                       -------------------------
                                                       Lawrence H. Diamond
                                                       Chairman of the Board

Date:         November 10, 1997                         /s/  Robert B. Steinberg
                                                       -------------------------
                                                       Robert B. Steinberg
                                                       Director

                                  EXHIBIT INDEX

Exhibit Number                   Exhibit

2.1 Keene Corporation's Fourth Amended Plan of Reorganization Under Chapter 11 of the Bankruptcy Code dated March 11, 1996, incorporated herein by reference to Exhibit 99(a) to Keene Corporation's Form 8-K filed with the Commission on June 28, 1996.

2.2 Motion to Approve Modifications to the Keene Corporation Fourth Amended Plan of Reorganization Under Chapter 11 of the Bankruptcy Code dated June 12, 1996, incorporated herein by reference to Exhibit 99
                                 (b) to Keene Corporation's Form 8-K filed with the Commission on June 28, 1996.

2.3 Finding of Fact, Conclusions of Law and Order Confirming Keene Corporation's Fourth Amended Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, as modified, entered June 14, 1996, incorporated herein by reference to
                                 Exhibit 99(c) to Keene Corporation's Form 8-K filed with the Commission on June 28, 1996.

3.1 Amended and restated Certificate of Incorporation of Reinhold Industries, Inc., incorporated herein by reference to Exhibit 99
                                 (a), Exhibit A to the Plan, to Keene Corporation's Form 8-K filed with the Commission on June 28, 1996.

3.2 Amended and restated By-laws of Reinhold Industries, Inc. (Formerly Keene Corporation), incorporated herein by reference to Exhibit 99(a), Exhibit B to the Plan, to Keene Corporation's Form 8-K filed with the Commission on June 28, 1996.

3.3 Certificate of Merger of Reinhold Industries, Inc. into Keene Corporation, incorporated herein by reference to Exhibit 99(a), Exhibit C to the Plan, to Keene Corporation's Form 8-K filed with the Commission on June 28, 1996.

4.1                              Reinhold Industries, Inc. Stock  Incentive Plan
                                 (filed herewith).

5.1                              Opinion of Petillon & Hansen (filed herewith).

23.1                             Consent  of  Petillon  &  Hansen  (contained in
                                 Exhibit 5.1).

23.2                             Consent of Independent Accountants - KPMG  Peat
                                 Marwick LLP (filed herewith).

24.1                             Power of Attorney (included on signature page).

                                                                     EXHIBIT 4.1

                            REINHOLD INDUSTRIES, INC.
                              STOCK INCENTIVE PLAN

SECTION 1. ESTABLISHMENT, PURPOSE, AND EFFECTIVE DATE OF PLAN

         1.1. Establishment. Reinhold Industries, Inc., a Delaware corporation (the "Company"), hereby establishes the "STOCK INCENTIVE PLAN" (the "Plan") for key employees. The Plan permits the grant of Stock Options, Stock Appreciation Rights and Restricted Stock.

         1.2. Purpose. The purpose of the Plan is to advance the interests of the Company and its Subsidiaries and promote continuity of management by encouraging and providing key employees with the opportunity to acquire an equity interest in the Company and to participate in the increase in shareholder value as reflected in the growth in the price of the shares of the Company's Stock and by enabling the Company to attract and retain the services of key employees.

         1.3. Effective Date. The Plan shall become effective on the Effective Date, as defined in the Debtor's Fourth Amended Plan of Reorganization of Keene Corporation, as debtor and debtor-in-possession, dated March 11, 1996 and filed with the United States Bankruptcy Court for the Southern District of New York on March 11, 1996, as such Plan may be amended or modified from time to time (the "Bankruptcy Plan"), subject to the approval by the affirmative votes of the holders of a majority of the securities of the Company entitled to vote.

SECTION 2. DEFINITIONS; CONSTRUCTION

         2.1. Definitions. Whenever used herein, the following terms shall have their respective meanings set forth below:

         (a) "Act" means the Securities Exchange Act of 1934, as amended.

         (b) "Board" means the Board of Directors of the Company.

         (c) "Change in Capitalization" means any increase or reduction in the number of shares of Stock, or any change (including, but not limited to, a change in value) in the shares of Stock or exchange of shares of Stock for a different number or kind of shares or other securities of the Company or any other corporation or other entity, by reason of a reclassification, recapitalization, merger, consolidation, reorganization, spin-off, split-up, issuance (other than pursuant to the Plan of Reorganization) of warrants or rights or debentures, stock dividend, stock split or reverse stock split, extraordinary dividend, property dividend, combination or exchange of shares or otherwise.

         (d) A "Change in Control" means an event or series of events after the Consummation Date by which (i) any "person" or "group" (as such terms are used in Section 13 (d) and 14(d) of the Act) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of more than fifty (50%) percent of the aggregate voting power of all the capital stock of the Company normally entitled to vote in the election of directors or (ii) during any period of two consecutive calendar years individuals who at the beginning of such period constituted the Board (together with any new directors whose election by the Board or whose nomination for election by the Company's stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination was previously so approved) cease for any reason to constitute a majority of the directors then in office.

         (e) "Code" means the Internal Revenue Code of 1986, as amended.

         (f) "Committee" means a committee of the Board designated to administer the Plan which shall consist solely of two or more members of the Board who are "disinterested" within the meaning of Rule 16b-3 under the Act and "outside directors" within the meaning of Section 162(m) of the Code.

         (g) "Company" means Reinhold Industries, Inc., a Delaware corporation, as successor-in-interest to Keene Corporation.

         (h) "Disability" means that, for a period of six (6) consecutive months, an individual is unable to engage in any substantial activity required by his employment by reason of any medically determinable, physical or mental impairment, which, in the opinion of qualified physicians, is likely to continue for an indefinite period or result in the death of the individual within the near future.

         (i) "Eligible Employee" means any key employee designated by the Committee as eligible to participate in the Plan pursuant to Section
         3.1 hereof.

         (j) "Employee Option" means an Option granted to an Eligible Employee pursuant to Section 6.

         (k) "Fair Market Value" means the mean of the high and low prices at which the Stock is reported to have traded on the relevant date as reported on the NASDAQ Electronic Interdealer Quotation System ("NASDAQ System"); and if there is no trade on the relevant date, the Fair Market Value shall mean the mean of the low asked and high bid prices on that date as reported on the NASDAQ System. If the principal market for the Stock shall become a national securities exchange then the fair market value shall mean the mean of the high and low prices at which the Stock is reported to have traded on the relevant date; and if there is no trade on the relevant date, the Fair Market Value shall mean the mean of the low asked and high bid prices on that date. If no Fair
         Market Value has been established in accordance with the foregoing, Fair Market Value shall be the value established by the Board in good faith and, in the case of an Incentive Stock Option, in accordance with
         Section 422 of the Code.

         (l) "Option" means the right to purchase Stock at a stated price for a specified period of time. For purposes of the Plan, an Option may be either (i) an "incentive stock option" within the meaning of Section 422 of the Code or (ii) a "nonstatutory stock option."

         (m) "Option Agreement" means the agreement evidencing the grant of an Option as described in Subsection 6.2.

         (n) "Option Price" means the price at which Stock may be purchased pursuant to an Option.

         (o) "Optionee" means a person to whom an Option has been granted under the Plan.

         (p) "Participant" means an Eligible Employee who has been granted and, at the time of reference, holds an Option or share of Restricted Stock.

         (q) "Period of Restriction" means the period during which shares of Restricted Stock are subject to restrictions pursuant to Section 9 of the Plan.

         (r) "Restricted Stock" means Stock granted to an Eligible Employee pursuant to Section 9 of the Plan.

         (s) "Retirement" means the termination of employment with the Company or any Subsidiary by reason of the attainment of the age which the Company, by policy or otherwise, has established as the age at which salaried employees may or shall be required to terminate their employment and receive retirement benefits.

         (t) "Stock" means the Class A New Common Stock of the Company, par value $0.01 per share.

         (u) "Stock Appreciation Right" means the right to receive the increase in the value of Stock subject to an Option in lieu of purchasing such Stock.

         (v) "Subsidiary" means any present or future subsidiary of the Company, as defined in Section 424(f) of the Code.

         2.2. Number. Except when otherwise indicated by the context, the singular shall include the plural, and the plural shall include the singular.

SECTION 3. ELIGIBILITY AND PARTICIPATION

         3.1. Eligibility and Participation. Eligible Employees in the Plan shall be selected by the Committee from among those officers and other key employees of the Company and its Subsidiaries who, in the opinion of the Committee, are in a position to contribute materially to the Company's continued growth and development and to its long-term financial success.

SECTION 4. STOCK SUBJECT TO PLAN

         4.1. Number. The total number of shares of Stock subject to issuance under the Plan may not exceed 100,000 subject to adjustment upon occurrence of any of the events indicated in Subsection 4.5. The maximum number of shares of Stock with respect to which Options or Stock Appreciation Rights may be granted to any Eligible Employee during the term of the Plan cannot exceed 10,000. The shares to be delivered under the Plan may consist, in whole or in part, of authorized but unissued Stock or treasury Stock, not reserved for any other purpose.

         4.2. Unused Stock; Unexercised Rights. In the event any shares of Stock are subject to an Option, which for any reason, expires or is terminated unexercised as to such shares, or any shares of Stock subject to a Restricted Stock grant made under the Plan are reacquired by the Company pursuant to
Section 9 of the Plan, such shares again shall become available for issuance under the Plan.

         4.3. Exercise of Stock Appreciation Right. Whenever a Stock Appreciation Right, other than a Stock Appreciation Right described in Section 8.1(a)(ii), is exercised and payment of the amount determined in Subsection 8.l(b) is made in cash, the shares of Stock allocable to the portion of the Option surrendered may again be the subject of Options or Restricted Stock hereunder. Whenever a Stock Appreciation Right is exercised and payment of the amount determined in Subsection 8.1(b) is made in shares of Stock or any Stock Appreciation Right described in Section 8.1(a)(ii) is exercised, no shares of Stock with respect to which the Stock Appreciation Right is exercised may again be the subject of Options or Restricted Stock hereunder.

         4.4. Restricted Stock. Whenever any shares of Stock granted to an Eligible Employee are forfeited pursuant to Section 9 herein, such shares may again be the subject of Options or Restricted Stock hereunder, but only if the Participant had not been paid any dividend or received any other benefit of ownership of such forfeited shares.

         4.5. Adjustment in Capitalization.

         (a) In the event of a Change in Capitalization, the Committee shall conclusively determine the appropriate adjustments, if any, to the (i) maximum number and class of shares of Stock or other securities with respect to which Options or Restricted Stock may be granted under the Plan; (ii) the number and class of shares of Stock or other securities which are subject to outstanding Options or Restricted Stock granted under the Plan, and the purchase price therefor, if applicable; and
         (iii) the maximum number of shares of Stock or other securities with respect to which Options or Stock Appreciation Rights may be granted to any Eligible Employee during the term of the Plan.

         (b) Any such adjustment in the shares of Stock or other securities subject to outstanding incentive stock options (including any adjustments in the purchase price) shall be made in such manner as not to constitute a modification as defined by Section 424(h)(3) of the Code and only to the extent otherwise permitted by Sections 422 and 424 of the Code.

         (c) If, by reason of a Change in Capitalization, a grantee of Restricted Stock shall be entitled to, or an Optionee shall be entitled to exercise an Option with respect to, new, additional or different shares of stock or securities, such new additional or different shares shall thereupon be subject to all of the conditions, restrictions and performance criteria which were applicable to the Restricted Stock or shares of Stock subject to the Option, as the case may be, prior to such Change in Capitalization.

SECTION 5. DURATION OF PLAN

         5.1. Duration of Plan. The Plan shall remain in effect, subject to the Board's right to earlier terminate the Plan pursuant to Subsection 12.3 hereof, until all Stock subject to it shall have been purchased or acquired pursuant to the provisions hereof. Notwithstanding the foregoing, no Option or Restricted Stock may be granted under the Plan on or after the tenth anniversary of the Consummation Date.

SECTION 6. OPTION GRANTS FOR ELIGIBLE EMPLOYEES

         6.1. Grant of Employee Options. Subject to the provisions of Sections 4 and 5, Employee Options may be granted to Eligible Employees at any time and from time to time as shall be determined by the Committee. The Committee shall have complete discretion consistent with the terms of the Plan in determining whether to grant Employee Options and the number of Options granted to each Eligible Employee. The Committee also shall determine whether an Employee Option is to be an incentive stock option within the meaning of Section 422 of the Code or a nonstatutory stock option. Nothing in this Section 6 of the Plan shall be deemed to prevent the grant of nonstatutory stock options in excess of the maximum established by Section 422 of the Code.

         6.2. Option Agreement. Each Employee Option shall be evidenced by an Option Agreement that shall specify the type of Option granted, the Option Price, the duration of the Option, the number of shares of Stock to which the Option pertains and such other provisions as the Committee shall determine.

         6.3. Option Price. The Option Price for each Employee Option shall be determined by, or in the manner specified by, the Committee; provided, however, that no Employee Option shall have an Option Price that is less than the Fair Market Value of the Stock on the date the Option is granted (110% of Fair Market Value in the case of an incentive stock option granted to any person who, within the meaning of Section 422 of the Code, owns stock possessing more than ten (10%) percent of the total combined voting power of all classes of stock of the Company or any Subsidiary (a "Ten Percent Stockholder")).

         6.4. Duration of Employee Options. Each Employee Option shall expire at such time as the Committee shall determine at the time it is granted; provided, however, that no Employee Option shall be exercisable later than the tenth anniversary date of its grant (the fifth anniversary in the case of an incentive stock option granted to a Ten Percent Stockholder).

         6.5. Exercise of Employee Options; Vesting. Employee Options granted under the Plan shall be exercisable at such times and be subject to such vesting schedules, restrictions and conditions as the Committee shall in each instance approve, which need not be the same for all Eligible Employees; provided, however, that in no event shall a Participant's rights to exercise such Options vest more rapidly than 33 1/3% annually, beginning on the first anniversary date following the granting of such Option.

SECTION 7. TERMS AND CONDITIONS APPLICABLE TO ALL OPTIONS


         7.1. Payment. The Option Price shall be payable to the Company in full upon exercise of an Option either (i) in cash or its equivalent, or (ii) at the discretion of the Committee, by tendering shares of Stock held by the Optionee for more than six (6) months having a Fair Market Value at the time of exercise equal to the Option Price or (iii) by a combination of (i) and (ii). The proceeds from such a payment shall be added to the general funds of the Company and shall be used for general corporate purposes.

         7.2. Restrictions on Stock Transferability. The Committee may impose such restrictions on any shares of Stock acquired pursuant to the exercise of an

Option under the Plan as it may deem advisable, including, without limitation, restrictions under applicable Federal securities law, under requirements of any stock exchange upon which such shares of Stock are then listed and under any blue sky or state securities laws applicable to such shares.

         7.3. Termination of Employment Due to Retirement or Voluntary or Involuntary Separation. The Committee may provide in the Option Agreement that
(i) in the event the employment of the Optionee is terminated by reason of Retirement, any outstanding Options granted to the Optionee which are then exercisable shall continue to be exercisable at any time prior to the earlier of the expiration date of the Options and one year after the date of termination, or (ii) in the event that the employment of the Optionee is terminated for any reason other than Retirement, death, Disability or Cause (as defined in Section 7.5), any outstanding options granted to the Optionee which are then exercisable may continue to be exercisable until the earlier of the expiration date of such Options and three months after the date of termination. Any Options not exercisable upon Retirement or other termination except due to death or Disability shall terminate immediately.

         7.4. Termination of Employment Due to Death or Disability. The Committee may provide in the Option Agreement that in the event the employment of the Optionee is terminated by reason of death or Disability, the rights under any then outstanding Option granted to the Optionee pursuant to the Plan shall become fully exercisable until the earlier of the expiration date of the Option and one (1) year after the date of such termination, subject to such exceptions (which shall be set forth in the Option Agreement) as the Committee may, in its sole discretion, approve.

         7.5. Termination of Employment for Cause. Notwithstanding anything to the contrary herein, if the employment of the Optionee shall terminate for Cause (as defined herein), any then outstanding Option granted pursuant to the Plan to the Optionee shall terminate immediately; provided, however, that the Committee may waive, in whole or in part, the automatic forfeiture of such Employee Options and may set forth such waiver or condition in the Option Agreement or at any other time, including following the termination of employment. For purposes of this Plan, "Cause" means the Optionee's knowingly or recklessly causing material injury to the Company, the Optionee's willful misconduct in the performance of (or failure to perform) his duties hereunder, or the Optionee's dishonest, fraudulent or unlawful behavior involving moral turpitude whether or not in connection with his employment.


         7.6. Non-transferability and Exercisability of Options. No Option granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution. Further, all Options granted to an Optionee under the Plan shall be exercisable during his lifetime only by such Optionee. Notwithstanding any provision of the Plan to the contrary, no Option shall be exercisable prior to the time a registration statement under the Securities Act of 1933 is effective with respect to the shares of Stock issuable upon the exercise of such Option.

SECTION 8. STOCK APPRECIATION RIGHTS

         8.1. Stock Appreciation Rights. The Committee may, in its discretion, in connection with the grant of an Employee Option, grant to the Optionee Stock Appreciation Rights, the terms and conditions of which shall be set forth in an agreement as determined by the Committee. A Stock Appreciation Right shall cover the same shares of Stock covered by the Option (or such lesser number of shares of Stock as the Committee may determine) and shall, except as provided in this
Section 8, be subject to the same terms and conditions as the related Option. Stock Appreciation Rights shall be subject to the following terms and provisions:

         (a) A Stock Appreciation Right may be granted:

         (i) either at the time of grant, or at any time thereafter during the term of the Option if related to a nonstatutory stock option; or

         (ii) only at the time of grant if related to an incentive stock option.

         (b) A Stock Appreciation Right will entitle the holder of the related Option, upon exercise of the Stock Appreciation Right, to surrender such Option, or any portion thereof to the extent unexercised, and to receive payment of an amount determined by multiplying (i) the excess of the Fair Market Value of a share of Stock on the date of exercise of such Stock Appreciation Right over the purchase price of a share of Stock under the related Option, by (ii) the number of shares as to which such Stock Appreciation Right has been exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any Stock Appreciation Right by including such a limit in the agreement evidencing the Stock Appreciation Right at the time it is granted.

         (c) A Stock Appreciation Right will be exercisable at such time or times and only to the extent that a related Option is exercisable, and will not be transferable except to the extent that such related Option may be transferable. A Stock Appreciation Right granted in connection with an incentive stock option shall be exercisable only if the Fair Market Value of a share of Stock on the date of exercise exceeds the purchase price of a share of Stock specified in the related Option.


         (d) Upon the exercise of a Stock Appreciation Right, the related Option shall be canceled to the extent of the number of shares of Stock as to which the Stock Appreciation Right is exercised, and upon the exercise of an Option granted in connection with a Stock Appreciation Right, the Stock Appreciation Right shall be canceled to the extent of the number of shares of Stock as to which the Option is exercised or surrendered.

         (e) Stock Appreciation Rights shall be exercised by an Optionee only by a written notice delivered in person or by mail to the Secretary of the Company at the Company's principal executive office, specifying the number of shares of Stock with respect to which the Stock Appreciation Right is being exercised. If requested by the Committee, the Optionee shall deliver the agreement evidencing the Stock Appreciation Right being exercised and the agreement evidencing any related Option to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such agreement to the Optionee.

         (f) Payment of the amount determined under Section 8.1(b) may be made by the Company in the discretion of the Committee, solely in whole shares of Stock in a number determined at their Fair Market Value on the date preceding the date of exercise of the Stock Appreciation

         Right, or solely in cash, or in a combination of cash and Stock. If the Committee decides to make full payment in Stock and the amount payable results in a fractional share, payment for the fractional share will be made in cash. Notwithstanding the foregoing, no payment in the form of cash may be made upon the exercise of a Stock Appreciation Right to an officer of the Company or a Subsidiary who is subject to Section 16 of the Exchange Act, unless the exercise of such Stock Appreciation Right is made either (i) during the period beginning on the third business day and ending on the twelfth business day following the date of release for publication of the Company's quarterly or annual statements of sales and earnings or (ii) pursuant to an irrevocable election to receive cash made at least six (6) months prior to the exercise of such Stock Appreciation Right.

         (g) No Stock  Appreciation  Right may be exercised  before the date six
         (6) months after the date it is granted.

         (h) Subject to the terms of the Plan, the Committee may modify outstanding awards of Stock Appreciation Rights or accept the surrender of outstanding awards of Stock Appreciation Rights (to the extent not exercised) and grant new awards in substitution for them. Notwithstanding the foregoing, no modification of an award of Stock Appreciation Rights shall adversely alter or impair any rights or obligations under the agreement granting such Stock Appreciation Rights without the Optionee's consent.

SECTION 9. RESTRICTED STOCK

         9.1. Grant of Restricted Stock; Vesting. Subject to the provisions of Sections 4 and 5, the Committee, at any time and from time to time, may grant shares of Restricted Stock under the Plan to such Eligible Employees and in such amounts as it shall determine in its sole discretion. Each grant of Restricted Stock shall be made pursuant to a written agreement which shall contain such restrictions, terms and conditions as the Committee may determine in its discretion. Restrictions upon shares of Restricted Stock shall lapse at such time or times and on such terms and conditions as the Committee may determine; provided, however, that in no event shall such restrictions on vesting lapse at rate more rapidly, on an annual basis, than 33 1/3% of the number of shares such Restricted Stock subject to such grant beginning on the first anniversary date following the grant of such Restricted Stock.

         9.2. Transferability. Except as provided in this Section 9, the shares of Restricted Stock granted hereunder may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated for such period of time as shall be determined by the Committee and shall be specified in the Restricted Stock grant, or upon earlier satisfaction of other conditions as specified by the Committee in its sole discretion and set forth in the Restricted Stock grant; provided, however, that Restricted Stock granted to officers, directors or any person who owns, directly or indirectly, more than ten (10%) percent of any class of equity security of the Company which is registered pursuant to Section 13 of the Act may not be sold for at least six (6) months after the date of grant.

         9.3. Other Restrictions. The Committee may impose such other restrictions on any shares of Restricted Stock granted to any Eligible Employee pursuant to the Plan as it may deem advisable including, without limitation, restrictions under applicable federal or state securities laws, and may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions.

         9.4. Certificate Legend. In addition to any legends placed on certificates pursuant to Subsection 9.3 hereof, each certificate representing shares of Restricted Stock granted pursuant to the Plan shall bear the following legend:

         "The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary or by operation of law, is subject to certain restrictions on transfer set forth in the Reinhold Industries, Inc. Stock Incentive Plan, rules of administration adopted pursuant to such Plan and a Restricted Stock grant dated. A copy of the Plan, such rules and such Restricted Stock grant may be obtained from the Secretary of Reinhold Industries, Inc."


         9.5.  Removal of  Restrictions.  Except as  otherwise  provided in this
Section 9, shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Eligible Employee after the last day of the Period of Restriction. Once the shares are released from the restrictions, the Eligible Employee shall be entitled to have the legend required by Subsection 9.4 removed from his or her Stock certificate.

         9.6.  Voting  Rights.  During  the  Period  of  Restriction,   Eligible
Employees holding shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those shares.

         9.7. Dividends and Other Distributions. During the Period of Restriction, Eligible Employees holding shares of Restricted Stock granted hereunder shall be entitled to receive all dividends and other distributions paid with respect to those shares while they are so held. If any such dividends or distributions are paid in shares of Stock, the shares shall be subject to the same restrictions on transferability as the shares of Restricted Stock with respect to which they were paid.

SECTION 10. BENEFICIARY DESIGNATION

         10.1. Beneficiary Designation. Subject to Subsections 7.6 and 9.2, each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of the Participant's death before he or she receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee and will be effective only when filed by the Participant in writing with the Committee during the lifetime of the Participant. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the estate of the Participant.

SECTION 11. RIGHTS OF EMPLOYEES

         11.1. Employment. The selection of any person to receive an Option, Stock Appreciation Right or Restricted Stock hereunder shall not interfere with or limit in any way the right of the Company or any Subsidiary to terminate such Participant's employment at any time and shall not give such Participant any right to continue as an employee of the Company or any Subsidiary.

         11.2. Participation. No employee shall have a right to be selected as an Eligible Employee or, having been so selected, to be selected again as an Optionee or recipient of Restricted Stock. Each grant of Options or Restricted Stock hereunder shall be separate and distinct from every other grant and shall not be construed either to give or deny the grantee the right to be granted additional benefits under the Plan.

         11.3. Plan Not Exclusive. The Plan is not exclusive. The Company may have other plans, programs and arrangements for the grant of options, the issuance of shares or other compensation. The Plan does not require that any Optionee or holder of Restricted Stock participate, or be precluded from participation, in such other plans, programs and arrangements.

SECTION 12. ADMINISTRATION; POWERS AND DUTIES OF THE COMMITTEE

         12.1.  Administration.  The  Committee  shall  be  responsible  for the administration of the Plan. The Committee, by majority action thereof, is authorized to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to the Plan, to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company, and to make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan. Determinations, interpretations, or other actions made or taken by the Committee pursuant to the provisions of the Plan shall be final and binding and conclusive for all purposes and upon all persons whomsoever. No member of the Committee shall be personally liable for any action, determination or interpretation made or taken with respect to the Plan and all members of the Committee shall be fully indemnified by the Company with respect to any such action, determination or interpretation.

         12.2. Change in Control. Without limiting the authority of the Committee as provided herein, the Committee, either at the time Employee Options or shares of Restricted Stock are granted, or, if so provided in the applicable Option Agreement or Restricted Stock grant, at any time thereafter, shall [have the authority to accelerate in whole or in part the exercisability of Employee Options and/or the last day of the Period of Restriction upon a Change in Control. The Option Agreements and Restricted Stock grants approved by the Committee may contain provisions whereby, in the event of a Change in Control, the acceleration of the exercisability of Employee Options and/or the last day of the Period of Restriction may be automatic or may be subject to the discretion of the Committee or may depend upon whether the Change in Control shall be approved by a majority of the members of the Board or such other criteria as the Committee may specify. Nothing herein shall obligate the Committee to take any action upon a Change in Control.


         12.3. Amendment, Modification and Termination of Plan. The Board may at any time terminate, and from time to time may amend or modify the Plan; provided, however, that no such action of the Board, without approval of the stockholders, may:

         (a) Increase the total amount of Stock which may be issued under the Plan, except as provided in Subsection 4.5 of the Plan.

         (b) Materially increase the cost of the Plan or materially increase the benefits to Participants.

         (c) Extend the period during which Options or Restricted Stock may be granted.

         (d) Extend the maximum period after the date of grant during which Options may be exercised.

         (e) Change the class of individuals eligible to receive Options or Restricted Stock.

          Any amendment which requires stockholder approval in order for the Plan to continue to comply with Rule 16b-3 of the Act or any other law, regulation or stock exchange requirement shall not be effective unless approved by the requisite vote of stockholders. No amendment, modification or termination of the Plan shall in any manner adversely affect any Options or Restricted Stock theretofore granted to any Participant under the Plan, without the consent of that Participant.

         12.4. Interpretation. Unless otherwise expressly stated in the agreement governing, any grant of Options, Stock Appreciation Rights and Restricted Stock, such grant, as the case may be, is intended to be compensation within the meaning of Section 162(m)(4)(C) of the Code. The Committee shall not be entitled to exercise any discretion otherwise authorized hereunder with respect to such Options if the ability to exercise such discretion or the exercise of such discretion itself would cause the compensation attributable to such Options to fail to qualify as such compensation.

SECTION 13. TAX WITHHOLDING

         13.1. Tax Withholding. (a) At such times as an Eligible Employee recognizes taxable income in connection with the receipt of shares or cash hereunder (a "Taxable Event"), the Eligible Employee shall pay to the Company an amount equal to the federal, state and local income taxes and other amounts as may be required by law to be withheld by the Company in connection with the Taxable Event (the "Withholding Taxes") prior to the issuance, or release from escrow, of such shares or the payment of such cash. The Company shall have the right to deduct from any payment of cash to an Eligible Employee an amount equal to the Withholding Taxes in satisfaction of the obligation to pay Withholding Taxes. In satisfaction of his obligation to pay Withholding Taxes to the Company, the Eligible Employee may make a written election (the "Tax Election"), which may be accepted or rejected in the discretion of the Committee, to have withheld a portion of the shares of Stock then issuable to him having an aggregate Fair Market Value, on the date preceding the date of such issuance, equal to the Withholding Taxes, provided that in respect of an Eligible Employee who may be subject to liability under Section 16(b) of the Exchange Act either:
(i) the Tax Election is made at least six (6) months prior to the date of the Taxable Event and the Tax Election is irrevocable with respect to all Taxable Events of a similar nature occurring prior to the expiration of six (6) months following a revocation of the Tax Election; or (ii) in the case of the exercise of an Option (A) the Optionee makes the Tax Election at least six (6) months after the date the Option was granted, (B) the Option is exercised during the ten (10) day period beginning on the third business day and ending on the twelfth business day following the release for publication of the Company's quarterly or annual statement of sales and earnings (a "Window Period") and (C) the Tax Election is made during the Window Period in which the related Option is exercised or prior to such Window Period and subsequent to the immediately preceding Window Period; or (iii) in the case of a Taxable Event relating to the grant of shares of Restricted Stock (A) the Eligible Employee makes the Tax

Election at least six (6) months after the date such stock was granted and (B) the Tax Election is made (x) in the case of a Taxable Event occurring within a Window Period, during the Window Period in which the Taxable Event occurs, or
(y) in the case of a Taxable Event not occurring within a Window Period, during the Window Period immediately preceding the Taxable Event relating to such Restricted Stock. Notwithstanding the foregoing, the Committee may, by the adoption of rules or otherwise, (i) modify the provisions of this Section 13.1 or impose such other restrictions or limitations on Tax Elections as may be necessary to ensure that the Tax Elections will be exempt transactions under
Section 16(b) of the Exchange Act, and (ii) permit Tax Elections to be made at such other times and subject to such other conditions as the Committee determines will constitute exempt transactions under Section 16(b) of the Act.

SECTION 14. REQUIREMENTS OF LAW

         14.1. Requirements of Law. The granting of Options or Restricted Stock, and the issuance of shares of Stock upon the exercise of an Option shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

         14.2. Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of New York without giving effect to the choice of law principles thereof, except to the extent that such law is preempted by federal law.

                                                                     EXHIBIT 5.1

                                 Law Offices of
                                PETILLON & HANSEN
                   A Partnership of Professional Corporations
                              1260 Union Bank Tower
                            21515 Hawthorne Boulevard
                           Torrance, California 90503
                           Telephone (310) 543 - 0500
                           Facsimile (310) 543 - 0550


                                November 10, 1997


Reinhold Industries, Inc.
12827 E. Imperial Highway
Santa Fe Springs, CA 90670-4713

RE:      Registration Statement on Form S-8
         Stock Incentive Plan

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-8 to be filed by Reinhold Industries, Inc., a Delaware corporation (the "Company") with the Securities and Exchange Commission in connection with the registration by the Company of 100,000 shares (the "Shares") of its Class A New Common Stock, $.01 par value, reserved for issuance under the Company's Stock Incentive Plan (the "Plan"). We advise you that, in our opinion, upon completion of the actions contemplated by us as your counsel to be taken by you prior to the issuance of the Shares pursuant to the Registration Statement and the Plan, and upon completion of the actions to permit such transactions to be carried out in accordance with the securities laws of the various states where required, the Shares will be validly issued, fully paid and nonassessable shares of Common Stock.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,


/S/  Petillon & Hansen
PETILLON & HANSEN

                                                                    EXHIBIT 23.2

                       Consent of Independent Accountants

The Board of Directors
Reinhold Industries, Inc.:

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Reinhold Industries, Inc. for the registration of 100,000 shares of its common stock of our report dated January 17, 1997, on our audits of the financial statements of Reinhold Industries, Inc. as of December 31, 1996 and for the year ended December 31, 1995, the period from January 1, 1996 through July 31, 1996 (the Predecessor Company), and for the period from August 1, 1996 through December 31, 1996 (the Reorganized Company), included in Reinhold Industries, Inc.'s 1996 Annual Report on Form 10-KSB filed with the Securities and Exchange Commission pursuant to the Securities Act of 1934.



Los Angeles, California
November 10, 1997

                                               /S/ KPMG Peat Marwick LLP